Exhibit 10.7

     BACH & ASSOCIATES
     Attorneys at Law
     One Rockefeller Plaza
     New York, New York 10020
     Telephone: 212-332-3330     Facsimile: 212-332-3315

     February 20, 2001

BY FACSIMILE 505-255-7201

Mr. Richard Govatski, President, Chairman and CEO
NMXS.Com, Inc.
5041 Indian School Road
Albuquerque, New Mexico 871 1 0
Re:     Agreement between Manhattan Scientifics, Inc. ("MHTX") and NMXS.com,
Inc., a Delaware Corporation ("NMXS").

Dear Dick:

I write to set forth the terms of the agreement between MHTX and NMXS with respect to a stock swap intended to assist NMXS in the raising of needed capital and achieving other corporate objectives, as follows:

1.     Subject to and conditioned upon the provisions set forth below, MHTX shall transfer to NMXS 150,000 (one hundred fifty thousand) shares of MHTX common stock, subject to SEC Rule 144 and other applicable laws, rules, and regulations (the "MHTX Stock").

2.     NMXS shall, contemporaneously with the transfer to it of the MHTX
Stock, transfer to MHTX 1,500,000 (one million, five hundred thousand)
cashless, assignable warrants (or options, as the case may be) to purchase
NMXS common shares, at a strike price of $0.50 (fifty cents) per share, subject to all applicable laws, rules and regulations (the "NMXS Warrants").

3.     MHTX represents and warrants that the MHTX Shares shall be validly issued, and free and clear of all liens, charges, security interests, pledges, equity, options, plans, restrictions, and other encumbrances (except as otherwise stated herein).

4.     NMXS represents and warrants that the NMXS Warrants (and underlying stock) shall be validly issued, and free and clear of all liens, charges, security interests, pledges, equity, restrictions, and other encumbrances
(except as otherwise stated herein).

5.     NMXS shall hold the MHTX stock in escrow and shall not encumber or transfer same unless and until MHTX has first acknowledged in writing that is has actual in-hand receipt of the NMXS Warrants.  If MHTX does not receive the
NMXS Warrants within 5 calendar days of its delivery to NMXS of the MHTX
Stock, then NMXS shall immediately return the MHTX Stock to MHTX.

6.     NMXS and MHTX agree that they shall take all lawful actions reasonably requested by the other (including without limitation execution of supplemental documents and instruments), at any time hereafter, in order to effect the purposes of this agreement.

7.     This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by both parties.  All notices shall be by overnight courier and facsimile to the parties at the respective addresses set forth herein.  Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by all parties.  This agreement shall be governed by and construed in accordance with the laws of the State of New
York.  In the event of a disputes the parties consent to jurisdiction in New
York, and agree that venue shall be in New York County.

8.     This agreement may be executed in counterparts.  Pending receipt of original executed counterparts of this agreement facsimile copies of executed pages shall have the same force and effect as originals, and the executing party shall be estopped from claiming otherwise.

Kindly indicate NMXS's agreement to the foregoing by countersigning this letter in the space provided below, and returning the countersigned copies to me via facsimile, with the originals to follow by overnight courier.

Very truly yours,

/s/ Scott Bach
Scott L. Bach

AGREED AS AFORESAID:

NMXS.COM, INC.                                MANHATTAN SCIENTIFICS, INC.

By: /s/ Richard Govatski                      By: /s/ Marvin Maslow
        Richard Govatski, Pres./CEO/Chairman          Marvin Maslow, Pres./CEO/Chairman